UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 30, 2008

 (Date of Earliest Event Reported)

On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;    Compensatory Arrangements of Certain Officers.

(e)                                     Material Compensatory Plan.

On December 30, 2008, the Compensation Committee of the Board of Directors (the “Board”) of On Assignment, Inc. (the “Company”) unanimously approved an amended and restated employment agreement (the “Amended Agreement”) with Michael McGowan, President of the Company’s wholly-owned subsidiary, Oxford Global Resources.  The amendments were made primarily to bring the Amended Agreement into compliance with Section 409A, or an exemption therefrom, of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

The foregoing descriptions of the Amended Agreement is qualified in its entirety by reference to the full text of such Amended Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: December 30, 2008	By:	/s/ James L. Brill
	Name:	James L. Brill
	Title:	Sr. Vice President, Finance and
Chief Financial Officer